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                                                                   EXHIBIT 99.3

                            ROTECH HEALTHCARE INC.

              LETTER TO THE DEPOSITORY TRUST COMPANY PARTICIPANTS

                                 for Tender of
                                All Outstanding
     9 1/2% Senior Subordinated Notes Due 2012 in exchange for Registered
                   9 1/2% Senior Subordinated Notes Due 2012

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         ,
  2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To The Depository Trust Company Participants:

   We are enclosing herewith the materials listed below relating to the offer by Rotech Healthcare Inc. (the "Issuer") to exchange its 9 1/2% Senior Subordinated Notes due 2012 ( the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended, for a like principal amount of its issued and outstanding 9 1/2% Senior Subordinated Notes due 2012 (the "Old Notes"), upon the terms and subject to the conditions described in
the Issuer's prospectus dated      , 2002 and the related letter of transmittal
(the "Exchange Offer").

   We are enclosing copies of the following documents:

    1. Prospectus dated       , 2002,

    2. Letter of Transmittal together with accompanying Substitute Form W-9 Guidelines,

    3. Notice of Guaranteed Delivery, and

    4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining that client's instruction with regard to the Exchange Offer.

   We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire at 5:00 p.m., New York City time, on       , 2002, unless
extended.

   The Exchange Offer for Old Notes is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

   Under the letter of transmittal, each holder of Old Notes will represent to the Issuer that:

    1. that person is not an "affiliate," as defined in Rule 144 of the Securities Act, of the Issuer or a broker-dealer tendering Old Notes acquired directly from the Issuer for its own account,

    2. that person does not have an arrangement or understanding with any person to participate in the distribution of the New Notes or the Old Notes, and

    3. any New Notes received are being acquired in the ordinary course of business of the person receiving those New Notes.

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   In addition, each holder of Old Notes will represent to the Issuer that:

    1. if that person is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account, it is not engaged in and does not intend to participate in a distribution of New Notes and

    2. if that person is a broker-dealer that will receive the New Notes for its own account in exchange for Old Notes, such person acknowledges that those Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of any such New Notes. By so acknowledging and by delivering a prospectus, however, such person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The enclosed letter to clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

   The Issuer will not pay any fee or commission to any broker or dealer or to any other person other than the Exchange Agent, in connection with the solicitation of tenders of Old Notes under the Exchange Offer. The Issuer will pay, or cause to be paid, any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

   Additional copies of the enclosed material may be obtained from us upon request.

                                          Very truly yours,

                                          Rotech Healthcare Inc.

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